IMPORTANT ANNUAL STOCKHOLDERS' MEETING
INFORMATION — YOUR VOTE COUNTS!

Important Notice Regarding the Availability of Proxy Materials for the Gryphon Gold Corporation
Stockholder Meeting to be Held on September 3, 2009

Under new Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Notice of the Annual Meeting Proxy Statement, and Form 10K Annual Report are available at:

Easy Online Access — A Convenient Way to View Proxy Materials and Vote
When you go online to view materials, you can also vote your shares.
Step 1: Go to www.envisionreports.com/GYPH to view the materials.
Step 2: Click on Cast Your Vote or Request Materials.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.
Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before August 25, 2009 to facilitate timely delivery.

Stockholder Meeting Notice

Gryphon Gold Corporation’s Annual Meeting of Gervais, 1200 Waterfront Centre, 200 Burrard St, Vancouver BC V7X IT2, at 2:00 pm PST.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ The Board of Directors recommends that you vote FOR the following proposals:

1. Election of Directors: Donald W. Gentry, Gerald W. Baughman, John L. Key, Marvin K. Kaiser and Terence J. Cryan.
2. Ratification of the Appointment of Independent Registered Public Accounting Firm.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Lisanna Lewis
Secretary
Here’s how to order a copy of the proxy
Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.
Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below.
If you request an email copy of current materials you will receive an email with a link to the materials.
PLEASE NOTE: You must use the numbers in the shaded bar on the reverse side when requesting a set of proxy materials.
Internet – Go to www.envisionreports.com/GYPH. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.
Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.
Email – Send email to investorvote@computershare.com with "Proxy Materials Gryphon Gold Corporation" in the subject line. Include in the message your full name and address, plus the three numbers located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.
To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by August 25, 2009.